CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Mainstay Funds Trust with respect to the filing of the Prospectus and Statement of Additional Information for MainStay MacKay Arizona Muni Fund, MainStay MacKay Colorado Muni Fund, MainStay MacKay Oregon Muni Fund and MainStay MacKay Utah Muni Fund, each a series of Mainstay Funds Trust.

We also consent to the incorporation by reference of our report dated May 30, 2024, with respect to the financial statements and financial highlights of the Predecessor Funds; Aquila Tax-Free Trust of Arizona, Aquila Tax-Free Fund of Colorado, Aquila Tax-Free Trust of Oregon and Aquila Tax-Free Fund For Utah, each a series of Aquila Municipal Trust included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2024 into this Registration Statement, filed with the Securities and Exchange Commission

       /s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 22, 2024